UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 7, 2021

ARES CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2021, Ares Capital Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of the 437,358,519 shares of common stock outstanding at the close of business on the record date, April 8, 2021. At the Annual Meeting, the Company’s stockholders voted on the following proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1
The nominees listed below were elected as Class II directors of the Company to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualify, based on the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Michael K. Parks	151,169,066	43,591,283	17,567,893	136,293,800
Robert L. Rosen	142,401,946	52,331,379	17,594,917	136,293,800
Bennett Rosenthal	148,815,745	45,914,211	17,598,286	136,293,800

Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was approved, based on the following votes:

FOR	AGAINST	ABSTAIN
342,594,247	2,991,377	3,036,418

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: June 8, 2021

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer